EXHIBIT 11

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 5, 2016, in the amended Regulation A Offering Statement (Form 1-A) of Cottonwood Multifamily REIT I, Inc.

Salt Lake City, UT

May 24, 2016